As Filed With the Securities and Exchange Commission on July 16, 2012

                                                     Registration No. 333-180459
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                   FORM S-1/A
                                 AMENDMENT NO. 3


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  KOLASCO CORP.
             (Exact name of registrant as specified in its charter)

            Nevada                                   7380                             33-1221962
(State or Other Jurisdiction of          (Primary Standard Industrial             (I.R.S. Employer
 Incorporation or Organization)           Classification Code Number)          Identification Number)

   1005-63 Callowhill Dr,
    Toronto, ON, M9R 3L6                          Incorp Services, Inc.
         Canada.                              2360 Corporate Circle Ste 400
     Tel: (416) 249-0434                      Henderson, Nevada 89074-7722
  kolasco.corp@hotmail.com              Tel: (702) 866-2500  Fax: (702) 866-2689
(Address and telephone number of          (Name, address and telephone number
 registrant's executive office)                 of agent for service)


Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
Title of Each Class                           Proposed Maximum       Proposed Maximum         Amount of
of Securities to be        Amount to be        Offering Price       Aggregate Offering      Registration
   Registered               Registered          per Share (1)             Price (2)            Fee (2)
-----------------------------------------------------------------------------------------------------------
 Common Stock               1,600,000          $0.03 per share            $48,000                $5.50
===========================================================================================================

(1) Determined arbitrarily by adding a $0.01 premium to the last sale price of our common stock to investors.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                   SUBJECT TO COMPLETION, DATED JULY 16, 2012


                                   PROSPECTUS

                                  KOLASCO CORP

                                1,600,000 SHARES

                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 5-9.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


The selling shareholders will sell our shares at $0.03 per share. Sales price for the duration of the offering from the selling shareholders will be fixed for the duration of the offering.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We are a development stage company with nominal operations. As a result, our company is considered a shell company under Rule 405 of the Securities Act and. All of our selling shareholders are underwriters and sales price to the public is fixed for the duration of the offering.

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an "emerging growth company" under the Jumpstart Our Business Startups ("JOBS") Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1. on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2. on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3. on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4. the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto."

A "large accelerated filer" is an issuer that, at the end of its fiscal year, meets the following conditions:

1. it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;

2. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

3. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.


                THE DATE OF THIS PROSPECTUS IS: JULY 16, 2012

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

Summary                                                                       3
Risk Factors                                                                  5
Forward-Looking Statements                                                    9
Use of Proceeds                                                               9
Determination of Offering Price                                               9
Dilution                                                                      9
Selling Shareholders                                                         10
Plan of Distribution                                                         11
Description of Securities                                                    13
Interest of Named Experts and Counsel                                        14
Description of Business                                                      14
Legal Proceedings                                                            18
Market for Common Equity and Related Stockholder Matters                     19
Plan of Operations                                                           20
Changes in and Disagreements with Accountants                                22
Available Information                                                        23
Directors, Executive Officer, Promoters and Control Persons                  23
Executive Compensation                                                       24
Security Ownership of Certain Beneficial Owners and Management               25
Certain Relationships and Related Transactions                               26
Disclosure of Commission Position of Indemnification for Securities
Act Liabilities                                                              26
Financial Statements                                                         24

                                     SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

OUR BUSINESS


We are a development stage company. We have generated $800 in revenues and incurred $6,529 in operating expenses during the period from inception to May 31, 2012.


We are in the business of translation and interpretation. The company will undertake translation and interpretation projects for various fields from business, economics, to science issues. All operating projects are customer tailored with four working languages: English, Spanish, Russian, and Ukrainian.

In our translation projects we utilize Human Translation and Machine Translation--computer software translation. Our Machine Translation is performed by special computer translation software: MT PROMT SYSTEM. Our Machine Translation analyzes sentences based on the grammar rules of the language and translates the words and phrases in the context of the original document.

Because the Machine Translation is not perfect we supplement it with Human Translation to increase the level of accuracy and reader comprehension.

In our interpretation projects we offer services of simultaneous interpretation in such fields as tourism, business, trials, conferences, marketing, and classroom settings.

Our revenue is earned by charging a fee for our services. We may also receive commissions from other translation/interpretation companies to which we will refer our potential clients. We are currently developing a website (www.kolasco.com/) which will include our contact info, pricing and detailed description of our services. The website will allow our clients to review our services and place translation or interpretation orders online. To date, we have developed our business plan, purchased a translation program, registered a domain name for our new website and completed a translation project for our first client.

Our principal executive office is located at 1005-63 Callowhill Dr., Toronto, ON, M9R 3L6. Canada. Our telephone number is (416) 249 0334, and our registered agent for service of process is the INCORP SERVICES, INC, located at 2360 CORPORATE CIRCLE STE 400, HENDERSON, Nevada, 89074-7722. We were incorporated in the State of Nevada on December 28, 2010. Our fiscal year end is November 30.

THE OFFERING:

Securities Being Offered     Up to 1,600,000 shares of common stock.


Offering Price               The selling shareholders will sell our shares at
                             $0.03 per share. Sales price for the duration of the offering from the selling shareholders will be fixed for the duration of the offering. We determined this offering price arbitrarily by adding a $0.01 premium to the last sale price of our common stock to investors.


Terms of the Offering        The selling shareholders will determine when and
                             how they will sell the common stock offered in this prospectus.

Termination of the
Offering The offering will conclude when all of the 1,600,000 shares of common stock have been sold, the shares no longer need to be registered or to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.

Securities Issued and
to be Issued                 1,600,000 shares of our common stock to be sold in
                             this prospectus are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the sale of
                             the common stock by the selling shareholders.

Market for the common
stock There has been no market for our securities. Our common stock is not traded on any exchange or on the Over-the-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

                          SUMMARY FINANCIAL INFORMATION

The following financial information summarizes the more complete historical financial information at the end of this prospectus.


                                                         As of May 31, 2012
                                                         ------------------
BALANCE SHEET
Total Assets                                                 $ 16,274
Total Liabilities                                            $    973
Stockholders' Equity                                         $ 15,301

                                                  Period from December 28, 2010
                                                     (date of inception) to
                                                           May 31, 2012
                                                           ------------
INCOME STATEMENT
Revenue                                                      $    800
Total Expenses                                               $  7,499
Net Loss                                                     $ (6,699)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.


While at May 31, 2012, we had cash on hand of $15,419 we have accumulated a deficit of $6,699 in business development and administrative expenses. At this rate, we expect that we will only be able to continue operations for one year without additional funding. We anticipate that additional funding will be needed for general administrative expenses and marketing costs. We have generated $800 in revenue from operations to date.


In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.

These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our director.

WE LACK AN OPERATING HISTORY AND HAVE NOT GENERATED ANY PROFITS TO DATE. THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY HAVE TO CEASE OPERATIONS.


We were incorporated in December 2010 and we have not started our proposed business operations. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $6,699 of which $170 is for depreciation expenses, $5,381 is for professional fees and $1,948 for general and administrative, offset by $800 of revenue. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by attracting enough customers who will use our services. We cannot guarantee that we will be successful in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations.


BECAUSE OUR OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.


Mr. Ogir intends to devote 20% to 25% of his business time to our affairs at the beginning and has agreed to devote more of his time to our business matters when it will be required - when our operations expand. Because our officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

BECAUSE WE HAVE ONLY ONE OFFICER AND DIRECTOR WHO MAY HAVE NOT ENOGH EXPERIENCE AND FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGENENT, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

We have only one officer and director. He has no formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls.

While Mr. Ogir has no formal training in financial accounting matters, he has been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment. However, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors. In addition, Mykola Ogir has no professional training in all languages involved in our business. As a result, he may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified consultants. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.


We have incurred losses since our inception resulting in an accumulated deficit of $6,699 at May 31, 2012. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We will require additional funds in order to provide proper service to our potential clients. At this time, we cannot assure investors that we will be able to obtain financing. If we are unable to raise needed financing, we will have to delay or abandon further consulting efforts. If we cannot raise financing to meet our obligations, we will be insolvent and will be forced to cease our business operations.


BECAUSE OUR DIRECTOR OWNS 55.6% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, HE CAN MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our director, Mykola Ogir, own approximately 55.6% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

IF MYKOLA OGIR, OUR OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER. THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our officer and director Mykola Ogir for the future success of our business. The loss of the services of Mr. Ogir could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment. We do not carry any key personnel life insurance policies on Mr. Ogir and we do not have a contract for his services.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our office and director is non-U.S. resident. Consequently, it may be difficult for investors to affect service of process on Mr. Ogir in the United States and to enforce in the United States judgments obtained in United States courts against Mr. Ogir based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside of U.S., it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

OUR BUSINESS CAN BE EFFECTED BY CURRENCY RATE FLUCTUATIONS AS WE MAY RECEIVE PAYMENTS AND INCUR EXPENSES IN FOREIGN CURRENCY.

We will receive some of our earnings in US currency. However, some of our clients may pay us in foreign currency. Also, as our operations are based in Canada, some of our expenses will bed be incurred in Canadian dollars. If we are not able to successfully protect ourselves against currency fluctuations, then our profits will also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE "PENNY STOCK' RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

WHEN OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE WILL FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. When our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget;
(iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors' shares.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEBLE FUTURE.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company.
 However, if we cannot operate successfully as a public company, your investment may be adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE


The selling shareholders will sell our shares at $0.03 per share. Sales price for the duration of the offering from the selling shareholders will be fixed for the duration of the offering. We determined this offering price arbitrarily, by adding a $0.01 premium to the last sale price of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.


                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 1,600,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933. All shares were acquired outside of the United States by non-U.S. persons. The shares include the following:

1,600,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on February 9, 2012.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   the number of shares owned by each prior to this offering;
     2.   the total number of shares that are to be offered for each;
     3. the total number of shares that will be owned by each upon completion of the offering; and
     4.   the percentage owned by each upon completion of the offering.

                                             Total Number Of
                                              Shares To Be
                                              Offered For          Total Shares to         Percentage of
                            Shares Owned        Selling             Be Owned Upon        Shares owned Upon
    Name Of                 Prior To This     Shareholders       Completion of This     Completion of This
Selling Shareholder           Offering          Account               Offering               Offering
-------------------           --------          -------               --------               --------
ANDRII CHORNYI                 80,000            80,000                 Nil                       Nil
OLEG ZHUKOVSKYI                80,000            80,000                 Nil                       Nil
YURIY TURCHYNSKYY              80,000            80,000                 Nil                       Nil
OLGA PROKHOROVA                80,000            80,000                 Nil                       Nil
LEO RONIN                      80,000            80,000                 Nil                       Nil
IRYNA RONIN                    80,000            80,000                 Nil                       Nil
VOLODYMYR GORDIYCHUK           80,000            80,000                 Nil                       Nil
OKSANA OLEKSENKO               80,000            80,000                 Nil                       Nil
OLEKSANDR OLEKSENKO            80,000            80,000                 Nil                       Nil
LEONID NOVOKHATKO              80,000            80,000                 Nil                       Nil
NATALIIA KATERYNENKO           80,000            80,000                 Nil                       Nil
LILIYA KUZMINA                 80,000            80,000                 Nil                       Nil
SERGII KUZMIN                  80,000            80,000                 Nil                       Nil
SVITLANA KOZHEMIAKO            80,000            80,000                 Nil                       Nil

GALYNA VERBOVENKO              80,000            80,000                 Nil                       Nil
SAMINA SAQLAIN                 40,000            40,000                 Nil                       Nil
SYED HUSSAINIE                 40,000            40,000                 Nil                       Nil
ARSHAD NAZIR                   40,000            40,000                 Nil                       Nil
IOLANA RAKOVA                  40,000            40,000                 Nil                       Nil
IVAN I. VANSOVSKYI             40,000            40,000                 Nil                       Nil
IVAN S. VANSOVSKYI             40,000            40,000                 Nil                       Nil
RADMILA SDVIHANTSEVA           40,000            40,000                 Nil                       Nil
NADIYA VASHCHENKO              40,000            40,000                 Nil                       Nil
VIKTORIYA ZHUKOVSKA            40,000            40,000                 Nil                       Nil
OLEKSADNR SEMENENKO            40,000            40,000                 Nil                       Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 3,600,000 shares of common stock issued and outstanding on the date of this prospectus.

None of the selling shareholders:

     1. has had a material relationship with us other than as a shareholder at any time within the past three years;
     2.   has ever been one of our officers or directors;
     3.   is a broker-dealer; or a broker-dealer's affiliate.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.


The selling shareholders will sell our shares at $0.03 per share. Sales price for the duration of the offering from the selling shareholders will be fixed for the duration of the offering. We determined this offering price arbitrarily. There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.


The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders are deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

     - a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     - a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;
     - a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     -    a toll-free telephone number for inquiries on disciplinary actions;
     - a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and
     - such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

     -    bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK


As May 31, 2012, there were 3,600,000 shares of our common stock issued and outstanding that are held by 26 stockholders of record.


Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Stepp Law Corporation has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Sadler, Gibb & Associates, Certified Public Accountants to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             DESCRIPTION OF BUSINESS

PRODUCTS/SERVICES

We offer our clients translation and interpretation services in various fields, such as business, economics, marketing, advertising and science issues. Initially, we will concentrate our services in the following four languages:

SUPPORTED LANGUAGES:

     *    English to Spanish: Spanish to English
     *    English to Russian: Russian to English
     *    English to Ukrainian: Ukrainian to English
     *    Spanish to Russian: Russian to Spanish
     *    Spanish to Ukrainian: Ukrainian to Spanish
     *    Ukrainian to Russian: Russian to Ukrainian

However, if we are presented with a job outside of our language expertise, we plan to outsource it to other translation experts. We have not yet entered in negotiations, executed written agreements, and have not secured these relationships

As our business expands we are going to add the following languages to our "in-house services":

     *    English to Italian: Italian to English
     *    English to Portuguese: Portuguese to English
     *    English to German: German to English
     *    English to France: France to English
     *    English to Japanese: Japanese to English
     *    English to Simplified Chinese
     *    English to Traditional Chinese

TRANSLATION.

In our translation projects we combine Human Translation and Machine
Translation.

Human translation will be done initially by our director, Mr. Ogir. As our business expands, we plan to hire additional translation experts. They will be selected based on their knowledge of multiple languages as well as their experience in the translation industry.

     - For machine translation we have purchased and will use MT PROMT SYSTEM PR90PROFEGIGBS 9.0 software

PROMT (www.prompt.com) is a provider of automated translation software, with offices in US, Germany and Russia.

Most programs that claim to provide "Machine Translation" are really just performing a word-by-word dictionary lookup and replacement. On the other hand, PROMPT software, according to their website (www.prompt.com), analyzes sentences based on the grammar rules and translates the words and phrases in the context of the original document.

PROMPT has a high level of accuracy and reader comprehension, however, it is not perfect since computers don't yet possess "life knowledge". For example, a computer doesn't know that: "dusting" a field means putting dust on it, while "dusting" a table means taking dust off of it. In a language other than English, the translation for "drive" is probably different depending on whether one is driving a golf ball or a car, and a computer can easily get it wrong. This is why we are backing up mashine translation by custom tailored human translatin. Human Translation service - or a Human-Edited translation service - is more desirable when accuracy and quality is important.

Machine Translation is instant and is therefore ideal for many purposes where human translation is not available. Machine Translation is used for rapid, draft-quality translations that provide individuals and professionals with the "gist" of foreign language documents such as 2-way email, web pages and correspondence. A "gisted" translation allows readers to understand the meaning of the original document and determine its relevance to themselves or their business.

2-WAY EMAIL TRANSLATION

Many email translation solutions are often restricted to one-way communication. We are going to act as the translation engine, through which our client emails passes on the way to and from oversea's correspondents.

INTERPRETATION.

We provide the facilitation of dialogue between parties using different languages - interpretation for events such as conferences, workshops, courses and business meetings. Our service includes Representative Call, Live Interpretation Call and On-Site Interpretation.

REPRESENTATIVE CALL

Prior to "Representative Call", our client will leave his/her message in language which has to be translated. We will then translate the message and make the call on behalf of our client in desired language. The client will be contacted immediately after the conclusion of the call with the results of the conversation.

LIVE INTERPRETATION CALL

During Live Interpretation, we will assist during a telephone call of our client and another party. Our interpreter will listen and simultaneously translate the dialogue of each party.

ON-SITE INTERPRETATION SERVICES

We provide on-site interpretation services for any of the following situations:

     *    Business negotiations
     *    Depositions
     *    Trials
     *    Conferences
     *    Teleconferences
     *    Classroom settings

MARKETING OUR SERVICES

Our plan in the next 12 months is to conclude referral agreements with various tourist organizations and travel agencies in order to market our services to their clients. We have not yet entered in negotiations, executed written agreements, and have not secured these relationships. We have started to research and collect information about these companies.

We also plan to advertise our services in travel brochures and newspapers as well as by sending out regular e-letters and special promotions to our new and existing clients.

CONTRACT FOR TRANSLATION SERVICES

We have executed a Contract for Translation Services with Eastern European Company Apikosmetic Ltd based in Kiev, Ukraine (www.apic.com.ua). This company is in Cosmetic product distributor and is in a process of expanding its target market to Europe and North America. Under the terms of the agreement we will provide Apikosmetic with translation and interpretation service from Ukrainian and Russian into English and vice versa. Other material terms of the agreement are as follows:

     1. Client shall pay translator at the rate of $0.15 USD per word for translation plus $35 USD per hour for revision.
     2.   Payment is due within 30 days since invoice issue date.
     3. The source and target language materials do not become the property of the translator, but the translator has the right to retain file copies of the materials upon completion of the work.
     4. All knowledge and information acquired during the term of this Contract with respect to the business and products of the client will be treated by translator as confidential until and unless stipulated by client.
     5. This contract can be modified orally or in writing by agreement of both parties.
     6. Either party may terminate this contract by giving a 30 days notice in writing.

WEBSITE MARKETING STRATEGY

We plan to develop a website to market and display our services. To accomplish this, we plan to contract an independent web designing company. Our website will describe our services in detail, show our contact information, and include some general information and description of our services.

We intend to promote our website by displaying it on our business cards. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines and advertising on related websites.

REVENUE

The company's revenue comes from fees we charge our clients for translation/interpretation services. We charge our clients translation fee at rate of $ 0.15 USD per word for translation plus $35.00 USD per hour for revision for Human translation. The fee for Machine translation will vary from $0.01 to $0.1 per word depending on source content plus $35 per hour for revision if apply.

Representative Calls and Live Interpretations have a base rate of $1.5 per minute plus country surcharge per minute. Examples: an interpretation call from Europe to US would cost $1.5 per minute basic + $0.3 per minute surcharge = $1.8 per minute total; a call between Canada and Argentina would cost $1.5 per minute basic + $0.5 per minute surcharge = $2.0 per minute total.

We may also receive commission from other translation/interpretation companies to which we will refer our clients. The commission may range from 10% to 15% of the total amount paid by our clients.

COMPETITION

The translation/interpretation service market is highly competitive. We expect competition to continue to intensify in the future. Competitors include companies with substantial customer bases and working history. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We are a development stage company and currently have no employees, other than our officer and director. We intend to hire additional employees on an as needed basis.

OFFICES

Our offices are located at 1005-63 Callowhill Dr., Toronto, ON, M9R 3L6. Canada. Our telephone number is (416) 249 0334. This is the office of our President, Mykola Ogir. We do not pay any rent to Mr. Ogir and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office site.

EMPLOYEES

We are a development stage company and we have no employees as of the date of this prospectus, other than our officer and director.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 2360 Corporate Circle STE 400, Henderson, Nevada 89074-7722.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 26 registered shareholders.

RULE 144 SHARES

A total of 2,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. The SEC has recently adopted amendments to Rule 144, which became effective on February 15, 2008 and applies to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities PROVIDED that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions. Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

     - 1% of the total number of securities of the same class then outstanding, which will equal 47,900 shares as of the date of this prospectus; or
     - the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

PROVIDED, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,000,000 shares that may be sold pursuant to Rule 144.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business; or
     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                               PLAN OF OPERATION

We will rely on our president's educational background and work experience in translation industry to services our clients and to develop our business. As our business expands, we may hire additional representatives and translation/interpretation consultants. Below are the main steps and milestones the company plans for this fiscal year.

STEP BY STEP COST OF OPERATION

Apr-May 2012    Registering a domain name and website development.             2000
                Make a database of potenial clients                             200
                Installation and Setting up Machine Translation programs.       200
                                                                              -----
                     The expected cost for this step is                        2400 =>    2400

Jun-Jul 2012    Begin meeting prospective clients and negotiating referral     2000
                agreements. Costs include telephone and travel expenses.
                Begin advertising compain. Printing, fliers. Placing online    2500
                adds. Advertising will be an ongoing activity throughout
                the lifetime of our operations.
                                                                              -----
                     The expected cost for this step is                        4500 =>    4500

Aug-Sep 2012    Continue seeking new clients and executing agreemetns with     1500
                them with view of providing translation services. Costs
                include telephone and travel expenses.
                Launch our website.                                            2000
                                                                              -----
                     The expected cost for this step is                        3500 =>    3500

Oct-Nov 2012    Continue improving/updating website                            1000
                Purchase and set up additional translation programs to         3000
                expand the range of translation services offered.
                                                                              -----
                     The expected cost for this step is                        4000 =>    4000

Dec-Jan 2013    Hire 1-2 translation consultants to help us serve clients.        0
                Hire 1-2 interpretation representatives to help us serve          0
                our clients. The number of representatives and consultants will depend on our level of business activity.
                Their salary will be commision based.
                                                                              -----
                     The expected cost for this step is                           0 =>       0

Feb-Mar 2013    Continue to advertise our business.                            1000
                Continue to expand client base.
                                                                              -----
                     The expected cost for this step is                        1000 =>    1000
                                                                                        ------
                     Sub total for all steps                                             15400 =  15400

                General administrative costs: office electronics and                               8500
                utilities,  network technical assistance and computer
                maintenance work
                                                                                                 ------
                     Total                                                               23900 => 23900

                Professional fees, including fees payable in connection                           10000
                with the filing of this registration statement and
                complying with reporting obligations.
                                                                                                 ------
                     Grand Total                                                                  33900
                                                                                                 ======

The total cost of operation is: $33,900.

We may need to raise additional financing to cover our budgeted expenses in the next twelve months if we are unable to generate sufficient revenue. If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations. At the present time, we have not received any confirmation from any party of their willingness to loan or invest funds to the company but will seek funding advances from sources such as our officer and director or from sale of our common stock.


RESULTS OF OPERATIONS FOR THE PERIOD FROM DECEMBER 28, 2010 (INCEPTION) THROUGH MAY 31, 2012

We earned revenues of $800 from inception through May 31, 2012 and we incurred operating expenses in the amount of $7,499 for the period from December 28, 2011 through May 31, 2012. These operating expenses were comprised of depreciation expenses of $170, professional fees of $5,381 and misceleneous expenses of $1,948.

RESULTS OF OPERATIONS FOR THE THREE MONTH PERIOD ENDING MAY 31, 2012

We had no revenues for the Three Month Period Ending May 31, 2012 and we incurred operating expenses in the amount of $3,336. These operating expenses were comprised of depreciation expenses of $85, professional fees of $2,881 and general and administrative of $370.

RESULTS OF OPERATIONS FOR THE THREE MONTH PERIOD ENDING MAY 31, 2011

We had no revenues for the Three Month Period Ending May 31, 2011 and we incurred operating expenses in the amount of $13. These operating expenses were general and administrative only.

RESULTS OF OPERATIONS FOR THE SIX MONTH PERIOD ENDING MAY 31, 2012

We had no revenues for the Six Month Period Ending May 31, 2012 and we incurred operating expenses in the amount of $6,165. These operating expenses were comprised of depreciation expenses of $170, professional fees of $5,381 and general and administrative of $614.

RESULTS OF OPERATIONS FOR THE SIX MONTH PERIOD ENDING MAY 31, 2011

We had no revenues for the Six Month Period Ending May 31, 2011 and we incurred operating expenses in the amount of $786. These were general and administrative expenses only.


We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

          DIRECTORS, EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and his age as of the date of this prospectus is as follows:

DIRECTOR:

Name of Director       Age
----------------       ---

Mykola Ogir             58

EXECUTIVE OFFICER:

Name of Officer        Age                     Office
---------------        ---                     ------

Mykola Ogir             58     President, Chief Executive Officer, Secretary,
                               Treasurer, Chief Financial Officer and Chief
                               Accounting Officer

BIOGRAPHICAL INFORMATION

Set forth below as a brief background and business experience description of our President for last five years.

Since the very inception on December 28, 2010, Mykola Ogir. has been our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer. He was chosen for this position in part because of his multilingual work experience. His previous practical work and background were closely connected with provision of translation and interpretation services.

Since 2006 to present Mr. Ogir has been working for Canadian Immigration Holding Centre as immigration security officer. His duties include escorting and attending detainees and interpretations for courts, refugees, and police emergency needs.

From 2004 to 2006 Mr. Ogir worked in capacity of translator and/or interpreter in Toronto - located Domar and Tours Ltd., preparing papers, developing contacts and tours for Spanish, Polish, Ukrainian, Russian, Italian, Portuguese speaking communities. Mr. Ogir holds Bachelor's and Master's degree in foreign languages.

Mr. Ogir is Ukrainian and Russian native speaker and holds Bachelor's and Master's degree in foreign languages. In 1977 he graduated from permanent guide-interpreters courses under the Council Of Ministers of the USSR on Spanish and English Programs. In 1981 he graduated from People's University of Technical Progress in Kiev, Ukraine. Faculty: Scientific and Technical Translation.
Department: English, Spanish, Russian and Ukrainian Translation.

Mr. Ogir has not been a member of the board of directors of any corporations during the last five years. During the past five years, Mr. Ogir has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Ogir was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Mykola Ogir's involvement in any type of business, securities or banking activities.
     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE

Our officer and director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our officer and director.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on December 28, 2010 to November 30, 2011 (our fiscal year end) and subsequent thereto to the date of this prospectus.

                           SUMMARY COMPENSATION TABLE

                                                                                    Change in
                                                                                     Pension
                                                                                    Value and
                                                                   Non-Equity      Nonqualified
 Name and                                                          Incentive         Deferred
 Principal                                   Stock      Option        Plan         Compensation    All Other
 Position       Year  Salary($)  Bonus($)   Awards($)  Awards($)  Compensation($)   Earnings($)  Compensation($)  Totals($)
 --------       ----  ---------  --------   ---------  ---------  ---------------   -----------  ---------------  ---------
MYKOLA OGIR     2010    None       None       None        None         None             None          None           None
President, CEO,
CFO,
Secretary,
Treasurer,
Chief
Accounting
Officer, and
director

STOCK OPTION GRANTS

We have not granted any stock options to our executive officer since our inception.

CONSULTING AGREEMENTS

We do not have an employment or consulting agreement with Mykola Ogir. We do not pay them for acting as a director or officer.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at November 30, 2011.
 Except as otherwise indicated, all shares are owned directly.

                                                       Amount of
Title of             Name and address                  beneficial       Percent
 Class             of  beneficial owner                ownership        of class
 -----             --  ----------------                ---------        --------

Common       Mykola Ogir                               2,000,000          55.6%
Stock        President, Chief Executive Officer,
             Chief Financial Officer, Secretary,
             Treasurer, Chief Accounting Officer
             and Director
             1005-63 Callowhill Dr,
             Toronto, ON, M9R 3L6 Canada

The percent of class is based on 3,600,000 shares of common stock issued and outstanding as of the date of this prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     *    Any of our directors or officers;
     *    Any person proposed as a nominee for election as a director;
     * Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
     *    Our sole promoter, Mykola Ogir;
     * Any relative or spouse of any of the foregoing persons who has the same house as such person;
     * Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our officer and director is indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                              FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS:

1.   Report of Independent Registered Public Accounting Firm;               F-1

2. Audited financial statements for the period from December 28, 2010 (inception) to November 30, 2011

     a.   Balance Sheets;                                                   F-2

     b.   Statements of Operations;                                         F-3

     c.   Statement of Stockholders' Equity; and                            F-5

     d.   Statements of Cash Flows;                                         F-4

     e.   Notes to Financial Statements                                     F-6

3.   Unaudited interim financial statements for the period ended
     February 29, 2012

     a.   Balance Sheets;                                                   F-10

     b.   Statements of Operations;                                         F-11

     c.   Statements of Cash Flows;                                         F-12

     d.   Notes to Financial Statements                                     F-13

                         SADLER, GIBB & ASSOCIATES, LLC


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Kolasco Corp.
(A Development Stage Company)

We have audited the accompanying balance sheet of Kolasco Corp. as of November 30, 2011, and the related statement of operations, stockholders' deficit and cash flows from inception on December 1, 2010 through November 30, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Kolasco Corp. as of November 30, 2011, and the results of operations and cash flows from inception on December 1, 2010 through November 30, 2011, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had an accumulated deficit of $534 as of November 30, 2011, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Sadler, Gibb & Associates, LLC
-----------------------------------------
Sadler, Gibb & Associates, LLC
Salt Lake City, UT
February 27, 2012

                                  KOLASCO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                             AS OF NOVEMBER 30, 2011

                                                               November 30, 2011
                                                               -----------------
                                     ASSETS

Current Assets
  Cash                                                              $ 21,414
                                                                    --------
Total Current Assets                                                  21,414
                                                                    --------
Fixed Assets
  Furniture and Equipment                                              1,025
                                                                    --------
Total Fixed Assets                                                     1,025
                                                                    --------

Total Assets                                                        $ 22,439
                                                                    ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Notes Payable - Related Party                                     $    973
                                                                    --------
Total Liabilities                                                        973
                                                                    --------
Stockholders' Equity
  Common stock, par value $0.001; 75,000,000 shares authorized,
   3,600,000 shares issued and outstanding                             3,600
  Additional paid in capital                                          18,400
  Deficit accumulated during the development stage                      (534)
                                                                    --------
Total Stockholders' Equity                                            21,466
                                                                    --------

Total Liabilities and Stockholders' Equity                          $ 22,439
                                                                    ========


                 See accompanying notes to financial statements.

                                  KOLASCO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
      FOR THE PERIOD FROM DECEMBER 1, 2010 (INCEPTION) TO NOVEMBER 30, 2011

                                                              For the period
                                                          from December 1, 2010
                                                              (Inception) to
                                                               November 30,
                                                                   2011
                                                                ----------

REVENUES                                                        $      800
                                                                ----------
OPERATING EXPENSES
  General and administrative expenses                                1,334
                                                                ----------
TOTAL OPERATING EXPENSES                                             1,334
                                                                ----------

NET LOSS FROM OPERATIONS                                              (534)

PROVISION FOR INCOME TAXES                                               0
                                                                ----------

NET LOSS                                                        $     (534)
                                                                ==========

NET LOSS PER SHARE: BASIC AND DILUTED                           $    (0.00)
                                                                ==========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                               2,551,111
                                                                ==========


                 See accompanying notes to financial statements.

                                  KOLASCO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
      FOR THE PERIOD FROM DECEMBER 1, 2010 (INCEPTION) TO NOVEMBER 30, 2011

                                                                                 Deficit
                                                                               Accumulated
                                           Common Stock          Additional     during the        Total
                                       --------------------       Paid-in      Development     Stockholders'
                                       Shares        Amount       Capital         Stage           Equity
                                       ------        ------       -------         -----           ------
Inception, December 1, 2010                 --     $      --     $      --      $      --       $      --

Founders' shares issued for cash     2,000,000         2,000            --             --           2,000

Common stock issued for cash         1,600,000         1,600        18,400             --          20,000

Net loss for the year ended
November 30, 2011                           --            --            --           (534)           (534)
                                     ---------     ---------     ---------      ---------       ---------

Balance, November 30, 2011           3,600,000     $   3,600     $  18,400      $    (534)      $  21,466
                                     =========     =========     =========      =========       =========


                 See accompanying notes to financial statements.

                                  KOLASCO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
      FOR THE PERIOD FROM DECEMBER 1, 2010 (INCEPTION) TO NOVEMBER 30, 2011

                                                              For the period
                                                          from December 1, 2010
                                                              (Inception) to
                                                               November 30,
                                                                   2011
                                                                 --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                        $   (534)
  Adjustments to reconcile net loss to net
   cash (used in) operating activities:
  Changes in assets and liabilities:
    Increase (decrease) in accrued expenses                             0
                                                                 --------
CASH FLOWS USED IN OPERATING ACTIVITIES                              (534)
                                                                 --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Furniture and Equipment                                          (1,025)
                                                                 --------
Net cash provided by Investing Activities                          (1,025)
                                                                 --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                               22,000
  Proceeds from notes payable - related party                         973
                                                                 --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                        22,973
                                                                 --------

NET INCREASE IN CASH                                               21,414
Cash, beginning of period                                               0
                                                                 --------

CASH, END OF PERIOD                                              $ 21,414
                                                                 ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                  $      0
                                                                 ========
  Income taxes paid                                              $      0
                                                                 ========


                 See accompanying notes to financial statements.

                                  KOLASCO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                NOVEMBER 30, 2011

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Kolasco Corp. (the "Company" or "Kolasco") was incorporated under the laws of the State of Nevada on December 1, 2010. The Company performs translation and interpretation services for clients from various fields ranging from business, economics, and science fields. All operating projects are customer tailored with four working languages: English, Spanish, Russian, and Ukrainian.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies under ASC 915. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Accounting Basis
The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. The Company has elected a November 30 fiscal year end.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $21,414 of cash as of November 30, 2011.

Property and Equipment
Property and equipment is recorded at cost less accumulated depreciation. Depreciation and amortization is calculated using the straight-line method over the expected useful life of the asset, after the asset is placed in service. The Company generally uses the following depreciable lives for its major classifications of property and equipment:

           Assets                   Estimated Useful Life
           ------                   ---------------------
          Software                        3 Years

Valuation of Long-Lived Assets
Long-lived tangible assets and definite-lived intangible assets are reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company uses an estimate of undiscounted future net cash flows of the assets over the remaining useful lives in determining whether the carrying value of the assets is recoverable. If the carrying values of the assets exceed the expected future cash flows of the assets, the Company recognizes an impairment loss equal to the difference between the carrying values of the assets and their estimated fair values. Impairment of long-lived assets is assessed at the lowest levels for which there are identifiable cash flows that are independent from other groups of assets. The evaluation of long-lived assets requires the Company to use estimates of future cash flows. However, actual cash flows may differ from the estimated future cash flows used in these impairment tests. As of June 30, 2011 and 2010, management does not believe any of the Company's long-lived assets were impaired.

                                  KOLASCO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                NOVEMBER 30, 2011

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments
In accordance with ASC 820, the Company's financial instruments consist of cash and cash equivalents and amounts due to related parties. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
The Company accounts for income taxes under the asset/liability method. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

In July, 2006, the FASB issued ASC 740, "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES", which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a return. ASC 740 provides guidance on the measurement, recognition, classification and disclosure of tax positions, along with accounting for the related interest and penalties. Under this pronouncement, the Company recognizes the financial statement benefit of a tax position only after determining that a position would more likely than not be sustained based upon its technical merit if challenged by the relevant taxing authority and taken by management to the court of the last resort. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon settlement with the relevant tax authority. ASC 740 became effective for the Company as of July 1, 2008 and had no material impact on the Company's financial statements.

The Company's policy is to recognize both interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties on unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest and penalties since its inception.

The Company files income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The tax years for 2011 remain open for federal and/or state tax jurisdictions. The Company is currently not under examination by any other tax jurisdictions for any tax years.

Revenue Recognition
The Company applies the provisions of ASC 605, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. ASC 605 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. The Company recognizes revenue related to goods and services provided when translation services have been rendered, the fee is fixed or determinable, and collectability is reasonably assured.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of November 30, 2011.

                                  KOLASCO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                NOVEMBER 30, 2011

Recent Accounting Pronouncements
The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going  concern,  the  Company  will need,  among other things, additional capital resources. Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and
(2)  seeking out and  completing  mergers  with  existing  operating  companies.
However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 - NOTES PAYABLE - RELATED PARTY

From time to time a Company shareholder has lent the Company funds or has paid Company expenses directly. The loans are unsecured, non-interest bearing and due on demand. During the year ended November 30, 2011, a shareholder loaned the Company $200 in cash and paid $773 of Company expenses

The balance due to the shareholder was $973 as of November 30, 2011.

NOTE 5 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized. There were 3,600,000 shares of common stock issued and outstanding as of November 30, 2011.

On April 20, 2011, the Company issued 2,000,000 shares of common stock to the Company's founder for cash proceeds of $2,000 at $0.001 per share.

On August 20, 2011, the Company issued 1,200,000 shares of common stock for cash proceeds of $12,000 at $0.01 per share.

On November 30, 2011, the Company issued 400,000 shares of common stock for cash proceeds of $8,000 at $0.02 per share.

                                  KOLASCO CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                NOVEMBER 30, 2011

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 - INCOME TAXES

As of November 30, 2011, the Company had net operating loss carry forwards of approximately $534 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                               November 30, 2011
                                                               -----------------
Federal income tax benefit attributable to:
  Current Operations                                                $    181
  Less: valuation allowance                                             (181)
                                                                    --------
Net provision for Federal income taxes                              $      0
                                                                    ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax assets are as follows:

                                                               November 30, 2011
                                                               -----------------
Deferred tax asset attributable to:
  Net operating loss carryover                                      $    181
  Less: valuation allowance                                             (181)
                                                                    --------
Net deferred tax asset                                              $      0
                                                                    ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $534 for federal income tax reporting purposes are subject to annual limitations. Tax returns for the year ended November 30, 2011 are open for examination. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with ASC 855, the Company has analyzed its operations subsequent to November 30, 2011 through the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                 KOLASCO CORP.
                          (A Development Stage Company)
                            Condensed Balance Sheets

                                                                     May 31,         November 30,
                                                                      2012               2011
                                                                    --------           --------
                                                                   (Unaudited)
                                     ASSETS

CURRENT ASSETS
  Cash                                                              $ 15,419           $ 21,414
                                                                    --------           --------
      Total Current Assets                                            15,419             21,414
                                                                    --------           --------

PROPERTY AND EQUIPMENT, NET                                              855              1,025
                                                                    --------           --------

      TOTAL ASSETS                                                  $ 16,274           $ 22,439
                                                                    ========           ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Related party payables                                            $    973           $    973
                                                                    --------           --------
      Total Current Liabilities                                          973                973
                                                                    --------           --------
STOCKHOLDERS' EQUITY
  Common stock: $0.001 par value, 75,000,000 shares
   authorized, 3,600,000 shares issued and outstanding                 3,600              3,600
  Additional paid-in capital                                          18,400             18,400
  Deficit accumulated during the development stage                    (6,699)              (534)
                                                                    --------           --------
      Total Stockholders' Equity                                      15,301             21,466
                                                                    --------           --------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $ 16,274           $ 22,439
                                                                    ========           ========

                 The accompanying notes are an integral part of
                     these condensed financial statements.

                                  KOLASCO CORP.
                          (A Development Stage Company)
                       Condensed Statements of Operations
                                  (Unaudited)

                                                                                                   From Inception on
                                   For the Three Months Ended         For the Six Months Ended     December 28, 2010
                                             May 31,                           May 31,                 Through
                                   --------------------------        ---------------------------        May 31,
                                      2012            2011              2012             2011            2012
                                   ----------      ----------        ----------       ----------      ----------
REVENUES                           $       --      $       --        $       --       $       --      $      800

OPERATING EXPENSES
  Depreciation expense                     85              --               170               --             170
  Professional fees                     2,881              --             5,381               --           5,381
  General and administrative              370              13               614              786           1,948
                                   ----------      ----------        ----------       ----------      ----------
      Total Operating Expenses          3,336              13             6,165              786           7,499
                                   ----------      ----------        ----------       ----------      ----------

LOSS FROM OPERATIONS                   (3,336)            (13)           (6,165)            (786)         (6,699)

OTHER EXPENSES
  Income tax expense                       --              --                --               --
                                   ----------      ----------        ----------       ----------      ----------
      Total Other Expenses                 --              --                --               --
                                   ----------      ----------        ----------       ----------      ----------

NET LOSS                           $   (3,336)     $      (13)       $   (6,165)      $     (786)     $   (6,699)
                                   ==========      ==========        ==========       ==========      ==========
BASIC AND DILUTED LOSS
 PER COMMON SHARE                  $    (0.00)     $    (0.00)       $    (0.00)      $    (0.00)
                                   ==========      ==========        ==========       ==========
BASIC AND DILUTED WEIGHTED
 AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                 3,600,000       2,000,000         3,600,000        2,000,000
                                   ==========      ==========        ==========       ==========

                 The accompanying notes are an integral part of
                     these condensed financial statements.

                                  KOLASCO CORP.
                          (A Development Stage Company)
                       Condensed Statements of Cash Flows
                                   (Unaudited)

                                                                                                  From Inception on
                                                                  For the Six Months Ended        December 28, 2010
                                                                           May 31,                    Through
                                                                 ---------------------------           May 31,
                                                                   2012               2011               2012
                                                                 --------           --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                       $ (6,165)          $   (786)          $ (6,699)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation expense                                             170                 --                170
     Expenses paid on behalf of the Company by a related party         --                 --                200
                                                                 --------           --------           --------
          Net Cash Used in Operating Activities                    (5,995)              (786)            (6,329)
                                                                 --------           --------           --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                   --                 --             (1,025)
                                                                 --------           --------           --------
          Net Cash Used in Investing Activities                        --                 --             (1,025)
                                                                 --------           --------           --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Checks written in excess of cash                                     --                 13                 --
  Proceeds from related party payables                                 --                773                773
  Common stock issued for cash                                         --                 --             22,000
                                                                 --------           --------           --------
          Net Cash Provided by Financing Activities                    --                786             22,773
                                                                 --------           --------           --------

NET INCREASE (DECREASE) IN CASH                                    (5,995)                --             15,419
CASH AT BEGINNING OF PERIOD                                        21,414                 --                 --
                                                                 --------           --------           --------

CASH AT END OF PERIOD                                            $ 15,419           $     --           $ 15,419
                                                                 ========           ========           ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
  Interest                                                       $     --                              $     --
  Income Taxes                                                   $     --                              $     --

                 The accompanying notes are an integral part of
                     these condensed financial statements.

                                  KOLASCO CORP.
                          (A Development Stage Company)
                     Notes to Condensed Financial Statements
                            May 31, 2012 (Unaudited)


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Kolasco Corp. (the "Company" or "Kolasco") was incorporated under the laws of the State of Nevada on December 28, 2010. We are a development stage company. We are in the business of translation as well as interpretation. The company meets challenge of most demanding translation/interpretation project for various fields from business, economics, to science issues. All operating projects are customer tailored with four working languages: English, Spanish, Russian, and Ukrainian.

NOTE 2 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at May 31, 2012 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's November 30, 2011 audited financial statements. The results of operations for the periods ended May 31, 2012 and 2011 are not necessarily indicative of the operating results for the full years.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a November 30 fiscal year end.

                                  KOLASCO CORP.
                          (A Development Stage Company)
                     Notes to Condensed Financial Statements
                            May 31, 2012 (Unaudited)


NOTE 4 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $21,414 of cash as of November 30, 2011 and $15,419 of cash as of May 31, 2012.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of May 31, 2012.

Recent Accounting Pronouncements

Kolasco Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

Jobs Act Provisions

We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

                                  KOLASCO CORP.
                          (A Development Stage Company)
                     Notes to Condensed Financial Statements
                            May 31, 2012 (Unaudited)


NOTE 5 - RELATED PARTY PAYABLES

During the fiscal year ended November 30, 2011, a shareholder loaned $973 to fund Company operations. No additional funds were loaned to the Company during the three months ended May 31, 2012, leaving an ending balance in related party payables of $973. The loan is unsecured, non-interest bearing and are due on demand.

NOTE 6 - COMMON STOCK

The Company is authorized to issue 75,000,000 shares of $0.001 par value common stock. As of May 31, 2012 and November 30, 2011, there were 3,600,000 shares of common stock issued and outstanding.

During the fiscal year end November 30, 2011, the Company issued 3,600,000 shares of common stock at an average of $0.006 per share for total cash proceeds of $22,000.

NOTE 7 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to May 31, 2012 through, the date these reports were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee           $     5.50
Transfer Agent Fees                                           $ 4,500.00
Accounting fees and expenses                                  $ 4,000.00
Legal fees and expenses                                       $ 3,000.00
Edgar filing fees                                             $   500.00
                                                              ----------
Total                                                         $12,005.50
                                                              ==========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officer and director is indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officer to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officer; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;
     (2)  the proceeding was authorized by our Board of Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

                     RECENT SALES OF UNREGISTERED SECURITIES

We issued 2,000,000 shares of our common stock to Mykola Ogir on April 17, 2011. Mr. Ogir is our President, Chief Executive Officer, Treasurer, Secretary and our director. She acquired these 2,000,000 shares at a price of $0.001 per share for total proceeds to us of $2,000.00.

These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act").

We completed an offering of 2,000,000 shares of our common stock at a price of $0.001 per share to the following purchaser on April 17, 2011:

Name of Subscriber                                      Number of Shares
------------------                                      ----------------
MYKOLA OGIR                                                 2,000,000

The total amount received from this offering was $2,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 1,200,000 shares of our common stock at a price of $0.01 per share to the following 15 purchasers on August 11, 2011:

Name of Subscriber                                      Number of Shares
------------------                                      ----------------
ANDRII CHORNYI                                                80,000
OLEG ZHUKOVSKYI                                               80,000
YURIY TURCHYNSKYY                                             80,000
OLGA PROKHOROVA                                               80,000
LEO RONIN                                                     80,000
IRYNA RONIN                                                   80,000
VOLODYMYR GORDIYCHUK                                          80,000
OKSANA OLEKSENKO                                              80,000

OLEKSANDR OLEKSENKO                                           80,000
LEONID NOVOKHATKO                                             80,000
NATALIIA KATERYNENKO                                          80,000
LILIYA KUZMINA                                                80,000
SERGII KUZMIN                                                 80,000
SVITLANA KOZHEMIAKO                                           80,000
GALYNA VERBOVENKO                                             80,000

The total amount received from this offering was $12,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 400,000 shares of our common stock at a price of $0.02 per share to the following 10 purchasers on December 1, 2011:

Name of Subscriber                                      Number of Shares
------------------                                      ----------------
SAMINA SAQLAIN                                                40,000
SYED HUSSAINIE                                                40,000
ARSHAD NAZIR                                                  40,000
IOLANA RAKOVA                                                 40,000
IVAN I. VANSOVSKYI                                            40,000
IVAN S. VANSOVSKYI                                            40,000
RADMILA SDVIHANTSEVA                                          40,000
NADIYA VASHCHENKO                                             40,000
VIKTORIYA ZHUKOVSKA                                           40,000
OLEKSADNR SEMENENKO                                           40,000

The total amount received from this offering was $8,000. We completed this offering pursuant to Regulation S of the Securities Act.

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States. We also did not engage any distributors, any respective affiliates, nor did any other person on our behalf to make direct selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

                                    EXHIBITS


Exhibit
Number                            Description
------                            -----------

3.1         Articles of Incorporation *
3.2         By-Laws *
5.1         Legal opinion of Stepp Law Corporation, with consent to use *
10.1        Contract for Translation Services dated August 21, 2011 *
23.1        Consent of Sadler, Gibb & Associates, Certified Public Accountants


----------
* Filed previously

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5. Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Henderson, State of Nevada, on July 16, 2012.


Kolasco Corp.


By: /s/ Mykola Ogir
---------------------------------------------
Mykola Ogir
President, Chief Executive Officer,
Secretary, Treasurer, Chief Accounting
Officer, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


     Signature                   Capacity in Which Signed               Date
     ---------                   ------------------------               ----


/s/ Mykola Ogir                 President, Chief Executive         July 16, 2012
----------------------------    Officer, Secretary, Treasurer,
Mykola Ogir                     Chief Accounting Officer,
                                Chief Financial Officer
                                and Director

                                  EXHIBIT INDEX


Exhibit
Number                            Description
------                            -----------

3.1         Articles of Incorporation *
3.2         By-Laws *
5.1         Legal opinion of Stepp Law Corporation, with consent to use *
10.1        Contract for Translation Services dated August 21, 2011 *
23.1        Consent of Sadler, Gibb & Associates, Certified Public Accountants


----------
* Filed previously